UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 5, 2007

ASI Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware                        000-27881             522101695
(State or other jurisdiction    (Commission           (IRS Employer
of incorporation)               File Number)          Identification No.)

1/12 Candlebark Court, Research, Victoria, Australia          3095
(Address of principal executive offices)                     (Zip Code)

+61 3 9016 3021
Registrants telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17
  CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
  CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act (17 CFR      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.01 Completion of Acquisition or Disposal of Assets.

Further to the announcement on January 2, 2007, under the restructure the registrant has now entered into an agreement for item c., the acquisition of SafeCell and the associated Intellectual Property rights, from ASIQ Pty. Ltd.

(a) February, 28, 2007

(b) The SafeCell Intellectual Property comprises:
                                                              th
  1. Australian Provisional Patent Application submitted on 27   July 2006
  2. An operational proof of concept communicator.
  3. PDA and smart phone software based on the Symbion operating system
  4. Embedded application software for non Symbion cell phones
  5. Preliminary pre production designs and costing
  6. Technical specifications
  7. Shielding systems and test results in a NARTA certified laboratory
  8. Technical report on 560+ cell phones
  9. Market research on PDA's and WiFi cell phones
  10.     Industry market research on WiFi
  11.     Standards and specifications for cell phone controls
  12.     Preliminary Brochure

(c) ASIQ Pty. Ltd., formerly a subsidiary of the registrant.

(d) $250,000.
Royalty negotiations for the inventor are subject to successful completion of the patent.

(e) The acquisition is being funded as advised under point b. of the 8-K filing on January 2, 2007.

(f) Not applicable.



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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has
duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                      ASI ENTERTAINMENT, INC.
                                                                 (Registrant)
                                                        By: /s/ PHILIP SHIELS
                                                                Philip Shiels
                                                      Chief Financial Officer
                                                          Date: March 5, 2007





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